                          SCHEDULE  14-A  INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  For Use of the Commission Only (as permitted by
    Rule  14a-6(e)(2))
[ ] Definitive  Proxy Statement
[X] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Wayne Bancorp, Inc.
         --------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                 Lori M. Beresford, Muldoon, Murphy & Faucette
         --------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:
            ..................................................................
      2)    Aggregate number of securities to which transaction applies:
            ..................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ..................................................................
      4)    Proposed maximum aggregate value of transaction:
            ..................................................................

      5)    Total fee paid:

            ..................................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ............................................
      2)    Form, Schedule or Registration Statement No.:
            ............................................
      3)    Filing Party:
            ............................................
      4)    Date Filed:
            ............................................

                               WAYNE BANCORP, INC.

                      1195 HAMBURG TURNPIKE - P.O. BOX 933
                          WAYNE, NEW JERSEY 07474-0933
                               TEL. (201) 305-5500
                               FAX (201) 305-0604

           PLEASE VOTE MANAGEMENT'S ENCLOSED WHITE PROXIES AND DO NOT
                RETURN ANY OTHER COLOR PROXY YOU MAY RECEIVE FROM
                               THE SEIDMAN GROUP.

                                                               December 16, 1996
Dear Fellow Shareholder:

      You may have received a letter from a group who has variously styled themselves as the "Committee to Preserve Shareholder Value" or the "Committee to Maximize Shareholder Value." We will refer to this "committee" as the Seidman Group because that is exactly what it is. Lawrence B. Seidman is no stranger to instigating costly proxy fights, having been involved in previous proxy fights for the control of at least three other New Jersey community banks.


      WHAT   IS   YOUR   MANAGEMENT    ASKING   ITS   SHAREHOLDERS   TO   VOTE
      FOR?

      o Your Board of Directors has sent detailed proxy material to you asking for your approval of the Wayne Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "Stock Plan"). Your Board of Directors unanimously recommends that you approve the Stock Plan, which the Board firmly believes will (i) enhance the ability of Wayne Bancorp to attract and retain qualified directors, management and key personnel, and (ii) provide performance incentives to management by ensuring that a significant portion of their compensation will be dependent upon the future performance of our Company's stock.

      IS THIS REQUEST UNUSUAL OR INAPPROPRIATE?

      o     Absolutely Not!

      o Wayne Bancorp's Stock Plan complies with all regulatory requirements and is substantially similar to the stock-based incentive arrangements that have been adopted by virtually all savings banks or savings associations which convert from mutual to stock form.

      IS    WAYNE     BANCORP'S     MANAGEMENT     BEING    PAID    EXORBITANT
      AMOUNTS?

      o     Absolutely Not!

      o Your Board of Directors has sought to keep cash compensation levels for management reasonable. Your President currently is paid a salary that is within the median range of salaries of CEOs of similarly sized publicly traded thrifts in the Middle Atlantic region. Salaries paid to other officers of Wayne Bancorp are also well within the range for executives of similarly sized institutions in the New Jersey area.1

      o Do not let the Seidman Group's letter mislead you. Wayne Bancorp's former President and CEO had been employed by Wayne for nine years and the payments made to him were in settlement of contractual retirement and severance benefits which existed prior to the conversion. These benefits have no relationship to compensation for "2 1/2 months of work" cited by the Seidman Group.

      HOW   HAS   YOUR   COMPANY    PERFORMED   SINCE   WAYNE   BANCORP   WENT
      PUBLIC?

      o From the date of its initial public offering to December 6, 1996, Wayne Bancorp's stock performance has appreciated 41% from its offering price and significantly outperformed the S&P 500.

                              WAYNE BANCORP, INC.
                       COMPARATIVE STOCK PRICE ANALYSIS(2)

                              [GRAPH APPEARS HERE]

The data points depicted on the graph are as follows:

                                  POINTS

DATES                               WAYNE                         S&P
06/28/96                            100.00%                      100.00%
07/05/96                            112.50%                       98.59%
07/12/96                            107.50%                       96.90%
07/19/96                            116.25%                       95.78%
07/26/96                            112.50%                       95.36%
08/02/96                            120.00%                       99.35%
08/09/96                            127.50%                       99.29%
08/16/96                            126.25%                       99.76%
08/23/96                            128.13%                      100.03%
08/30/96                            132.50%                       97.77%
09/06/96                            135.00%                       98.33%
09/13/96                            137.50%                      102.05%
09/20/96                            138.75%                      103.03%
09/27/96                            136.25%                      102.90%
10/04/96                            136.25%                      105.79%
10/11/96                            141.25%                      105.67%
10/18/96                            146.25%                      107.20%
10/25/96                            147.50%                      105.71%
11/01/96                            143.75%                      106.14%
11/08/96                            136.88%                      110.22%
11/15/96                            138.75%                      111.25%
11/22/96                            145.00%                      112.92%
11/29/96                            145.00%                      114.17%
12/06/96                            141.88%                      111.54%
---------------------------------------
1. Data obtained from SNL Executive Compensation Review 1995.
2. Base  point  for  Wayne  Bancorp,  Inc.  Stock  represents the initial public offering price of $10.00.

      o For the three months ended September 30, 1996, Wayne Bancorp earned $549,000 before the imposition of a one-time special assessment of $1.0 million levied in connection with the legislation enacted to recapitalize the Savings Association Insurance Fund ("SAIF"), which was applicable to all SAIF-insured institutions, and a non-recurring charge associated with the retirement of the Company's former President and CEO.


      WHO  IS  LARRY   SEIDMAN  AND  WHAT   EXACTLY  IS  THE   SEIDMAN   GROUP
      SEEKING?

      o Your Board believes you should be concerned as to exactly what the Seidman Group is seeking and whether they have the same interests for Wayne Bancorp as you have.

      o You should know that for the last three months, Mr. Seidman has been seeking to pressure Wayne Bancorp's Board to add two of his hand-picked nominees to the Board.

      o Mr. Seidman has not told you that after winning a proxy fight and becoming Chairman of the Board of Crestmont Federal Savings and Loan Association, Edison, New Jersey, he became the subject of an order (OTS Order No. AP 95- 35) dated November 8, 1995 by the Office of Thrift Supervision, of the United States Department of Treasury (the "OTS"), the primary federal regulator of Wayne Bancorp's subsidiary Wayne Savings Bank, FSB which, among other things, states that
            "[t]he Acting Director [of the OTS] further finds. . . , that Respondent [Seidman] violated a regulation and recklessly engaged in unsafe and unsound practices in conducting the affairs of Crestmont, and that the regulatory violation and unsafe and unsound practices were part of a pattern of misconduct. . . ."

      o On November 12, 1996, IBS Financial Corp, another holding company for a New Jersey financial institution that Mr. Seidman has a substantial stock ownership in, filed an action in the United States District Court for the District of New Jersey for declaratory and injunctive relief alleging, among other things, that members of the Seidman Group have, in connection with their efforts to obtain Board seats, been unwilling to comply with the disclosure requirements of the federal securities laws.

      YOUR   BOARD   BELIEVES   YOU   SHOULD  BE   CONCERNED   AS  TO  WHETHER
THE   SEIDMAN   GROUP   HAS  THE  SAME   INTERESTS   FOR  WAYNE   BANCORP   AS
YOU HAVE.

      The Board of Directors of Wayne  Bancorp,  Inc.  UNANIMOUSLY  urges you to
                                                       -----------
vote "FOR" the Stock Plan by  COMPLETING,  SIGNING,  DATING and RETURNING ALL of
                              ----------   -------   ------     --------- ---
Management's "WHITE" Proxy Cards (another is enclosed for your convenience) that you receive and to return NOTHING to the "Seidman Group". Although each
                              -------
shareholder's vote can only be counted once, we have been advised to collect as many individual cards as we can (from each of you) for security reasons.

      We THANK YOU for your past and continued support.
         ===== ===

                                          Very truly yours,


/s/ Harold P. Cook, III                   /s/ Thomas D. Collins
------------------------------            -------------------------------
Harold P. Cook, III                       Thomas D. Collins
Chairman of the Board                     Director
and CEO


/s/ Johanna O'Connell                     /s/ Richard Len
------------------------------            -------------------------------
Johanna O'Connell                         Richard Len
President and Director                    Director



/s/ David M. Collins                      /s/ Nicholas S. Gentile, Jr.
------------------------------            -------------------------------
David M. Collins                          Nicholas S. Gentile, Jr.
Director                                  Director



/s/ Ronald Higgins                        /s/ Charles A. Lota
------------------------------            -------------------------------
Ronald Higgins                            Charles A. Lota
Director                                  Director



/s/ William J. Lloyd
------------------------------
William J. Lloyd
Director

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                            SOLICITATION OF PROXIES

      The cost of soliciting Management proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending Management proxy materials to the beneficial owners of Wayne Bancorp's Common Stock. The Company has retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $15,000, plus reimbursement of expenses not to exceed $10,000. Approximately ten persons will be utilized by Regan & Associates, Inc. in such solicitation. The total amount estimated to be expended in connection with this proxy contest is $125,000, which excludes the amount normally expended in connection with a solicitation for similar compensation plans in the absence of a contest, and costs represented by salaries and wages of regular employees and officers of the Company. Approximately $30,000 has been paid to date. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally, by telegraph, by facsimile transmission or by telephone without additional compensation.

-------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                              - VERY IMPORTANT -

      IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE "FOR" MANAGEMENT'S STOCK PLAN, PLEASE CALL OUR PROXY SOLICITOR, REGAN & ASSOCIATES, INC. AT (800) 737-3426.

      AS A "GENERAL" RULE, OUR "WHITE" PROXY SHOULD BE RETURNED ONLY IN THE PREPAID ENVELOPE THAT WAS SUPPLIED TO YOU. IF YOUR SHARES ARE HELD BY A BROKER OR BANK, IT IS NECESSARY THAT YOUR PROXY INSTRUCTIONS BE RETURNED TO THEM FIRST, SO THAT THEY CAN ISSUE A VOTE ON YOUR BEHALF.


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